                                                                    EXHIBIT 10.2

                   AGREEMENT AND CONSENT REGARDING SUBLEASE


THIS AGREEMENT AND CONSENT REGARDING SUBLEASE ("Agreement") is made as of the 8th day of August, 2000 by and between CSM PROPERTIES, INC., a Minnesota corporation, (herein, "Parent Landlord"), FIELDWORKS, INC., (herein, "Fieldworks", "Tenant" or "Sublandlord"), and FOUR 51, INC., (herein, "Subtenant").

WHEREAS, Parent Landlord, as Landlord, and Sublandlord, as Tenant, are parties to that certain Lease dated May 16, 1997, as amended by the Addendum to Lease dated December 30, 1997, (the "Parent Lease") for the premises comprised of approximately 52,769 square feet located at 7631 Anagram Drive in Eden Prairie, Minnesota (the "Premises"), as more particularly described in the Parent Lease; and

WHEREAS, Sublandlord and Subtenant are parties to that certain Sublease Agreement dated July 19, 2000, (the "Sublease"), a true and correct copy of which is attached hereto as EXHIBIT A and incorporated herein by reference,
                            ---------
pursuant to which Sublandlord subleases to Subtenant approximately 12,422 square feet of the Premises; and

WHEREAS, Sublandlord and Subtenant have requested the written consent of Parent Landlord to the Sublease; and

WHEREAS, as a condition to granting such consent, Parent Landlord requires Sublandlord and Subtenant to execute this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual benefits to be derived from the performance hereof, the parties hereby agree as follows:

1.   Consent of Parent Landlord.  Parent Landlord hereby consents to the
     --------------------------
Sublease by and between Sublandlord and Subtenant, subject to the terms and conditions set forth herein.

2.   Agreements and Understandings of Sublandlord and Subtenant.  Sublandlord
     ----------------------------------------------------------
and Subtenant understand and agree that notwithstanding the execution of this Agreement or anything contained in the Sublease to the contrary:

     a. Sublandlord is and shall remain fully and wholly liable for performance of all of its covenants and obligations as Tenant under the Parent Lease;

     b. Nothing contained herein or in the Sublease shall be construed to alter or modify any of the terms or covenants between Parent Landlord and Tenant under the Parent Lease, or construed as releasing Tenant from its obligations under the Parent Lease;

     c. The Sublease and the interest of Subtenant therein shall be subject and subordinate to all of the covenants, terms and conditions of the Parent Lease, and nothing contained herein or in the Sublease shall be construed as an agreement by Parent Landlord to honor the Sublease or grant non-disturbance to Subtenant upon termination of the Parent Lease for any reason or upon default by Sublandlord under any of the terms of the Parent Lease, whether or not such default results in a termination of the Parent Lease;

     d. This Agreement shall not be construed as a consent to any future assignment, sublease or transfer of all or any portion of the Premises by either Sublandlord or Subtenant, or construed as a consent to any amendment to the Sublease;

     e. This Agreement shall not be construed as a consent to any alterations or modifications of the Premises, other than those described in Paragraph 10 and Exhibit C of the Sublease, to the extent the consent of Parent Landlord is
---------
required under the terms of the Parent Lease prior to making such alterations or modifications;

     f. Subtenant hereby covenants to Parent Landlord that, upon demand, Subtenant shall tender performance directly to Parent Landlord in its performance of the Sublease. Subtenant acknowledges and agrees that Parent Landlord shall have a right of entry to the Premises in the event of a default by Tenant under the Parent Lease or by Subtenant in its performance of the Sublease; and

     g. Parent Landlord's execution of this Agreement is conditioned upon Parent Landlord's receipt, no later than August 30, 2000, of a fully executed original copy of this Agreement counter-signed by both Sublandlord and Subtenant.

3.   Lease Term.  Parent Landlord, Sublandlord and Subtenant acknowledge and
     ----------
agree that the initial Term of the Parent Lease expires on November 30, 2004.

4.   Miscellaneous. This Agreement contains the entire agreement of the parties
     -------------
with respect to the subject matter set forth herein, and no other agreements or understandings, whether oral or written, exist. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but taken together shall constitute one and the same instrument. This Agreement shall be governed by and interpreted pursuant to the law of the State of Minnesota.

IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the day and year first above written.


CSM PROPERTIES, INC.                     FIELDWORKS, INC.


By:  /s/ Dave Carland                    By: /s/ Karen L. Engebretson
     -----------------------------           ------------------------------

Its: Vice President of Development       Its: Chief Financial Officer
     -----------------------------            -----------------------------


                                         FOUR 51, INC.

                                         By: /s/ Richard Landa
                                             ------------------------------

                                         Its: Chief Executive Officer
                                              -----------------------------